NUMBER                                                                                                                                                       SHARES

BXXXXX                                                                                                                                                        XXXXX
WARRANT TO PURCHASE COMMON STOCK
FACT CORPORATION

This certifies that, for value received, XXXXXX

*** XXXXXXX ***

or its registered assigns (the “Registered Holder”), is the owner of the number of Common Stock Purchase Warrants (“Warrants”) specified above.  Each Warrant entitles the Registered Holder to purchase from FACT Corporation, a Colorado corporation, one (1) Share of FACT Corporation’s Class A Common Stock at $0.35 per share (the “Exercise Price”) at any time prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate, with the Subscription Form attached hereto, duly executed at the corporate offices of FACT Corporation. The Registered Holder may exercise all or any number of Warrants resulting in the purchase of a whole number of shares.  The Warrants may be exercised at any time from the date of issuance and ending at 5:00 p.m., Calgary, Alberta time on the second (2nd) anniversary of such issuance (Expiration Date). After the Expiration Date, any unexercised Warrants will be void and all rights of the Registered Holder shall cease.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Share Purchase Agreement between FACT Corporation and the Subscriber.

THE TERMS AND PROVISION OF THIS CERTIFICATE ARE CONTINUED ON THE ATTACHMENT HERETO AND SUCH CONTINUED TERMS AND PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Colorado.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by its officers thereunto duly authorized and its corporate seal to be imprinted hereon.

Dated:           XXXXXXXXX                                                                                                           FACT CORPORATION

/s/Jacqueline Danforth                                                                                                                     /s/Brian Raines
president                                                                                                                                       secretary